UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2015 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 05, 2015, we held our annual meeting at our corporate headquarters in Tempe, Arizona. A total of 87,229,033 shares of our common stock, or 92.70% of our outstanding shares of common stock, were represented in person or by proxy at the annual meeting. The final voting results for each of the matters submitted to a shareholder vote at the annual meeting are set forth below:

1.
Our shareholders elected the 2 members of our Class III directors to each serve three-year terms until our 2018 annual meeting of shareholders or until his successor has been duly chosen and qualified, based on the following voting results:

	For	Against
Gary S. Briggs	65,484,526	2,809,970
Roy A. Guthrie	56,590,082	11,704,414

2.	Our shareholders approved on an advisory basis our named executive officer compensation, based on the following voting results:

For	Against	Abstain	Broker Non-Votes
66,501,175	1,749,442	43,879	18,934,537

3.	Our shareholders recommended, on an advisory basis, that we conduct future executive compensation votes every year, based on the following voting results:

One Year	Two Years	Three Years	Abstain
63,187,604	133,197	4,892,379	81,316
In accordance with our shareholders’ recommendation, our Board of Directors has decided to include an advisory shareholder vote on executive compensation in our proxy materials every year until the next required advisory vote on the frequency of an executive compensation vote, which will occur no later than our annual meeting of shareholders in 2021.

4.	Our shareholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2015, based on the following voting results:

For	Against	Abstain
86,783,168	368,061	77,804

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Srinivasan (Chini) Krishnan, did not stand for re-election to our Board of Directors and his term expired on the date of our Annual Meeting of Shareholders which was held on May 05, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	May 7, 2015	By:	/s/ Nicholas W. Robbins
Nicholas W. Robbins
Interim Chief Legal Officer and Secretary